Exhibit 99.1

Investor Relations Contact:
Alan B. Catherall
770-485-2527

PRESS RELEASE

FOR IMMEDIATE RELEASE

NUMEREX REPORTS THIRD QUARTER RESULTS

ATLANTA, November 10, 2003 — Numerex Corp. (NASDAQ: NMRX), today announced net income of $1.0 million for the third quarter of 2003 and a year-to-date net loss of $1.0 million. Included in these results is the gain on the sale of Data1Source LLC of $1.7 million that occurred in September 2003. These results compare to net losses of $2.4 million and $3.9 million for the comparable periods of 2002, including acquisition costs of $0.2 million for the quarter and $1.9 million year-to-date. Fully diluted earnings per share were $0.09 for the quarter and fully diluted losses per share were $0.09 year-to-date. This compares to fully diluted losses per share, including acquisition costs, of $0.22 and $0.36 for the comparable periods of 2002. Net sales were $5.5 million for the quarter and $14.9 million year-to-date compared to $6.0 million and $20.6 million for the comparable periods of 2002. Please see the attached financial statements for more details.

“The third quarter was highlighted by a number of positive events,” said Stratton Nicolaides, chairman and CEO of Numerex. “On September 16th we announced the sale of our mobile messaging service bureau, Data1Source LLC, to Wireless Services Corporation, which we believe was an excellent transaction for a number of reasons. This allowed us to not only focus our resources on growing our core wireless telemetry business, but also went a long way to substantially reduce our debt. Specifically, the proceeds from the sale of Data1Source LLC resulted in the early payment of $1.5 million to Cingular Wireless, which had been scheduled for December 15, 2003; repayment of the entire amount that has been drawn down under our revolving Letter of Credit as well as substantially reducing our capital lease liabilities.”

“Our operating results for the quarter reflected improvement over the second quarter in both revenues and net operating results. In addition, the Company was cash flow positive for the second quarter in a row. Even though the loss of Data1Source revenues marginally impacted the third quarter, wireless revenues from our telemetry services grew, especially our core Uplink security service. We also witnessed a significant increase in the number of installations of our MobileGuardian product. MobileGuardian, which offers vehicle location information and security services, is now available through more than 180 auto dealerships around the nation and provides for much broader geographic coverage than similar offerings.”

“Finally, I wanted to mention that we have now begun shipments of our vending solutions product that provides both identifiable cost savings to vending machine owners as well as attractive unit product margins and a recurring revenue stream to Numerex. VendView is currently marketed and sold primarily to a group of prominent Mexican and Caribbean bottling companies and will be offered in the United States next year. This is an exciting marketplace with excellent potential.”

Conference Call and Webcast Information
Numerex will conduct a conference call tomorrow, November 11th, at 11:00 A.M., Eastern Daylight Time, accessible by calling (877) 822-9907 in the U.S. and Canada, or (706) 679-7183 international. A live Webcast of the call will also be available via Numerex’s Web site at http://www.nmrx.com, under the Investor Relations section. A replay of the conference call will be available via Numerex’s Web site beginning two hours after the call.

About Numerex
Numerex (Nasdaq:NMRX) is a technology company comprised of operating subsidiaries that develop and market a wide range of wireless and wireline communications products and services. The Company’s primary focus is wireless data communications utilizing proprietary network technologies. Numerex primarily offers products and services in wireless data communications through Cellemetry®, and digital multimedia through PowerPlay™. These services enable customers around the globe to monitor and move information for a variety of applications from home and business security to distance learning. In addition, the Company offers wireline alarm security products and services, as well as telecommunications network operational support systems. For more information on Numerex, please visit our Web site at: www.nmrx.com.

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This document contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, among other things, statements regarding trends, strategies, plans, beliefs, intentions, expectations, goals and opportunities. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “strategy,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “trend,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions. All statements and information herein and incorporated by reference herein, other than statements of historical fact, are forward-looking statements that are based upon a number of assumptions concerning future conditions that ultimately may prove to be inaccurate. Many phases of the Company’s operations are subject to influences outside its control. The Company cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which may change over time. These forward-looking statements speak only as of the date of this report, and the Company assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

Any one or any combination of factors could have a material adverse effect on the Company’s results of operations or could cause actual results to differ materially from forward-looking statements or historical performance. These factors include: the pace of technological change; variations in quarterly operating results; delays in the development, introduction and marketing of new wireless products and services by us or our competitors or suppliers; delay in implementation by customers of services; changes in our mix of products and services and sources of revenues; changes in length of sales cycles of or demand by our customers for existing and additional services; changes in the productivity of our distribution channels; customer acceptance of our products and services; the inability to attain revenue and earnings growth; loss of key strategic contracts; product failures; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the extent and timing of technological changes; changes in customer spending; the loss of intellectual property protection; an impact of changes in currently utilized telecommunications standards or Company’s ability to adapt to such changes. Actual events, developments and results could differ materially from those anticipated or projected in the forward-looking statements as a result of certain uncertainties set forth below and elsewhere in this document. Subsequent written or oral statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this report and those in the Company’s reports previously and subsequently filed with the Securities and Exchange Commission.

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NUMEREX CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(In Thousands, Except Per Share Data)

	For the three month period		For the nine month period
	ended September 30,		ended September 30,
	2003	2002	2003	2002
	(UNAUDITED)	(UNAUDITED)	(UNAUDITED)	(UNAUDITED)

Net sales	$5,456	$6,038	$14,862	$20,640
Cost of sales	2,889	3,761	7,613	10,865
Depreciation and amortization	181	105	534	207

Gross profit	2,386	2,172	6,715	9,568
Selling, general, administrative and other expenses	2,210	3,805	6,827	9,212
Research and development expenses	261	(63)	846	728
Costs related to non-recurring acquisition activity	—	185	—	1,899
Depreciation and amortization	480	552	1,474	1,620

Operating loss	(565)	(2,307)	(2,432)	(3,891)
Interest and other income, net	(132)	(14)	(203)	(70)
Gain on sale of business	1,712	—	1,712	—
Minority interest	—	—	—	326

Earnings (loss) before income taxes	1,015	(2,321)	(923)	(3,635)
Income taxes	23	17	56	86

Net earnings (loss)	992	(2,338)	(979)	(3,721)
Preferred stock dividend	—	60	—	180

Net earnings (loss) applicable to common shareholders	$992	$(2,398)	$(979)	$(3,901)

Other comprehensive income (loss), net of income taxes Foreign currency translation adjustment	10	(1)	55	14

Comprehensive earnings (loss)	$1,002	$(2,399)	$(924)	$(3,887)

Basic earnings (loss) per share	$0.09	$(0.22)	$(0.09)	$(0.36)

Diluted earnings (loss) per share	$0.09	$(0.22)	$(0.09)	$(0.36)

Number of shares used in per share calculation :
Basic	10,787	10,773	10,983	10,696

Diluted	10,878	10,773	10,983	10,696

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NUMEREX CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Number of Shares)

	September 30,
ASSETS	2003	December 31,
	(UNAUDITED)	2002

CURRENT ASSETS
Cash and cash equivalents	$1,005	$2,137
Accounts receivable, net of allowances of $873 and $1,272, respectively	3,131	4,459
Notes receivable, net	443	823
Inventory, net of reserves of $705 and $776, respectively	3,708	5,189
Prepaid expenses & interest receivable	579	976

TOTAL CURRENT ASSETS	8,866	13,584
Property and equipment, net	1,493	2,475
Goodwill, net	15,036	10,983
Intangible assets, net	8,117	8,050
Software, net	739	1,963
Other assets	739	56

TOTAL ASSETS	$34,990	$37,111

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$2,661	$5,238
Income taxes	—	—
Other current liabilities Deferred revenues	708	819
Other accrued liabilities	1,984	1,866
Note Payable, current portion	2,000	—
Obligations under capital leases, current portion	273	710

TOTAL CURRENT LIABILITIES	7,626	8,633
LONG-TERM DEBT
Obligations under capital leases and other long term liabilities	140	863
Note Payable, long-term portion	1,500	—

TOTAL LONG TERM LIABILITIES	1,640	863
SHAREHOLDERS’ EQUITY
Preferred stock — no par value; authorized, none issued	—	—
Class A common stock — no par value; authorized 30,000,000 shares; issued 13,179,620 and 13,168,889 shares, respectively	36,777	36,769
Class B common stock — no par value; authorized 5,000,000 shares; none issued	—	—
Additional paid-in capital	439	439
Treasury stock, at cost, 2,391,400 on September 30, 2003, and 1,766,400 shares on December 31, 2002	(10,197)	(9,222)
Accumulated other comprehensive income	46	(9)
Retained earnings	(1,341)	(362)

TOTAL SHAREHOLDERS’ EQUITY	25,724	27,615

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$34,990	$37,111

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